UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com //FOR IMMEDIATE RELEASE//

Media Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Third Quarter Earnings of $22.8 Million, or $0.57 per Diluted Share

Selected financial highlights:

·	Average loans increased 4.9 percent to $4.6 billion

·	Nonperforming loans were $25.0 million, or 0.55 percent of loans of $4.6 billion

·	Average total deposits increased 10.9 percent to $8.3 billion

·	Average noninterest bearing deposits increased 18.0 percent

·	Noninterest income increased 11.9 percent to $90.1 million

·	Total Assets Under Management were $16.5 billion, up 46 percent

·	Tier 1 capital ratio remains strong at 12.6 percent

Kansas City, Mo. (October 27, 2010) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended September 30, 2010 of $22.8 million or $0.57 per share ($0.57 diluted). This is a decrease of $1.2 million, or 5.1 percent, compared to third quarter 2009 earnings of $24.0 million or $0.60 per share ($0.59 diluted). Earnings for the nine months ended September 30, 2010 were $72.0 million or $1.80 per share ($1.78 diluted). This is an increase of $6.3 million, or 9.7 percent, compared to the prior year-to-date earnings of $65.6 million or $1.62 per share ($1.61 diluted).

“Our strong results for the third quarter demonstrate continued successful execution on our business model, which is built on quality, revenue diversity, and stability,” noted Mariner Kemper, Chairman and Chief Executive Officer. “Actual loans increased 6.2 percent, and total revenue was 7.7 percent higher, fueled by an 11.9 percent increase in noninterest income, compared to the third quarter 2009. We are very pleased with these results considering we remain in the midst of a slow economic recovery. Although expenses also advanced this quarter, approximately 40 percent of the increase reflects investments we’re making in acquisitions to drive long term shareholder value. Over time, we expect operating leverage on these investments to improve as we continue to gain scale in our fee businesses.”

Net Interest Income and Margin

Net interest income for the third quarter of 2010 increased $2.5 million, or 3.3 percent, compared to the same period in 2009. Average earning assets increased by $1.1 billion, or 11.8 percent, compared to the third quarter of 2009. This increase was due to a $978.1 million, or 23.3 percent, increase in average total securities, including trading securities. Net interest margin decreased 28 basis points to 3.23 percent for the three months ended September 30, 2010 compared to the same quarter in 2009.

Noninterest Income and Expense

Noninterest income increased $9.6 million, or 11.9 percent, for the three months ended September 30, 2010 compared to the same period in 2009. This increase is primarily attributed to increased trust and securities processing income of $7.2 million, or 22.1 percent, for the three months ended September 30, 2010 compared to the same period in 2009. This increase was primarily due to a $3.2 million, or 36.0 percent, increase in advisory fee income from the Scout Funds, a $1.8 million, or 12.9 percent, increase in fund administration and custody services, and $1.6 million of fee revenue from the newly acquired Prairie Capital Management, LLC. Bankcard fees increased $2.9 million, or 24.7 percent, compared to the third quarter of 2009 from increased processing fee income. Gains of $0.8 million on securities available for sale were recognized in the third quarter of 2010 compared to $3.3 million during the same period in 2009.

Noninterest expense increased $15.4 million, or 13.3 percent, for the three months ended September 30, 2010 compared to the same period in 2009. The primary driver of this increase is higher salary and benefits expense of $8.9 million, or 14.7 percent, due to higher base salary, commission, and health insurance costs. Of this increase in salary and benefits expense, approximately $3.7 million, or 41.6 percent, is related to salary and benefits from acquisitions. Processing fees increased $1.9 million, or 19.8 percent. The processing fees increase, which is correlated to the increase in trust and securities processing income noted above, is due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds. Amortization of intangible assets increased $1.3 million, or 70.6 percent, and legal and consulting expenses increased $1.3 million, or 48.7 percent, from the third quarter of 2009.

“The increase in noninterest income is due to three primary drivers: revenue from fund administration and custody services, advisory fee income from the Scout Funds, and fee revenue from our growing card services business,” said Peter deSilva, President and Chief Operating Officer. “We are pleased with the performance of these businesses, with each posting double-digit growth rates for an increase of $7.9 million in noninterest income for the third quarter 2010 compared to the third quarter 2009. Additionally, we closed on the Prairie Capital Management transaction during the quarter and announced a definitive agreement to acquire Reams Asset Management. We look forward to working with the clients of these two outstanding businesses.”

Balance Sheet

Average total assets for the three months ended September 30, 2010 were $11.0 billion compared to $9.8 billion for the same period in 2009, an increase of $1.2 billion, or 11.7 percent. Average earning assets increased by $1.1 billion for the period, or 11.8 percent.

Actual loan balances on September 30, 2010 were $4.6 billion, an increase of $268.6 million, or 6.2 percent, compared to 2009. Real estate loans increased $242.3 million, or 13.8 percent, due to increases in commercial real estate and home equity loans. Commercial loans increased $38.1 million, or 1.9 percent. Average loan balances for the three months ended September 30, 2010 increased $214.9 million, or 4.9 percent compared to the same period in 2009.

Nonperforming loans increased to $25.0 million at September 30, 2010 from $22.4 million at September 30, 2009. As a percentage of loans, nonperforming loans increased to 0.55 percent as of September 30, 2010 compared to 0.52 percent at September 30, 2009. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of June 30, 2010 was 4.07 percent. The company’s allowance for loan losses totaled $72.7 million, or 1.59 percent of loans as of September 30, 2010 compared to $58.8 million, or 1.36 percent of loans as of September 30, 2009.

For the three months ended September 30, 2010, average securities, including trading securities, totaled $5.2 billion. This is an increase of $978.1 million, or 23.3 percent, from the same period in 2009.

Average total deposits increased $816.1 million, or 10.9 percent, to $8.3 billion for the three months ended September 30, 2010 compared to the same period in 2009. Average money market accounts increased by $374.1 million, or 26.4 percent, in 2010 as compared to 2009. Average noninterest-bearing demand deposits increased $413.2 million, or 18.0 percent, compared to 2009. Total deposits as of September 30, 2010 were $8.6 billion, compared to $7.9 billion at September 30, 2009, a 9.0 percent increase.

“Actions taken in our investment portfolio, combined with loan growth, contributed to reducing net interest margin compression allowing net interest income to grow 3.3 percent this quarter. On a linked-quarter basis, margin decreased just 6 basis points, compared to the 28 basis point decline from the third quarter 2009 to the third quarter 2010,” said Mike Hagedorn, Chief Financial Officer. “We purchased securities during the third quarter 2010 at slightly higher interest rates than the purchases we made in the second quarter 2010. Overall, our balance sheet remains strong, fueled by growth in deposits, a strength that underpins our franchise value.”

As of September 30, 2010, UMB had total shareholders’ equity of $1.1 billion, an increase of 7.6 percent over September 30, 2009.

Year-to-Date

Earnings for the nine months ended September 30, 2010 were $72.0 million or $1.80 per share ($1.78 diluted). This is an increase of $6.3 million, or 9.7 percent, compared to the prior year-to-date earnings of $65.6 million or $1.62 per share ($1.61 diluted).

Net interest income for the nine months ended September 30, 2010 increased $6.5 million, or 2.9 percent, compared to the same period in 2009. Net interest margin decreased to 3.24 percent for the nine months ended September 30, 2010 as compared to 3.44 percent for the same period in 2009.

Noninterest income increased $38.8 million, or 17.1 percent, to $265.6 million for the nine months ended September 30, 2010 as compared to the same period in 2009. The increase is primarily attributable to higher trust and securities processing income. Trust and securities processing income increased $27.9 million, or 32.3 percent, for year-to-date September 30, 2010 as compared to the same period in 2009. Bankcard fees increased $6.8 million, or 20.1 percent.

Noninterest expense increased $33.3 million, or 9.8 percent, for the nine months ended September 30, 2010 compared to the same period in 2009. Salary and employee benefit expense increased by $17.1 million, or 9.6 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Processing fees increased $9.0 million, or 36.3 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

The company plans to host a conference call to discuss its 2010 third quarter earnings results on October 27, 2010, at 8:30 a.m. (CST). Interested parties may access the call by dialing U.S. (toll-free) 877-941-2927 or (U.S.) 480-629-9690, by following the Web link to the live call or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until November 11, 2010, by calling (toll-free) 1-800-406-7325 or (U.S.) 1-303-590-3030. The replay pass code required for playback is conference ID 4370229#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the Investor Relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 133 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	September 30,
Assets	2010	2009

Loans	$4,583,562	$4,314,977
Allowance for loan losses	(72,719)	(58,812)

Net loans	4,510,843	4,256,165

Loans held for sale	11,256	19,410
Investment securities:
Available for sale	5,058,667	4,385,619
Held to maturity	59,910	46,881
Trading securities	40,520	46,487
Federal Reserve Bank Stock and other	22,344	23,609

Total investment securities	5,181,441	4,502,596

Federal funds and resell agreements	22,399	103,954
Interest-bearing due from banks	658,347	539,357
Cash and due from banks	332,699	288,422
Bank premises and equipment, net	215,627	217,491
Accrued income	63,990	64,804
Goodwill	163,584	125,739
Other intangibles	69,723	40,528
Other assets	110,132	77,030

Total assets	$11,340,041	$10,235,496

Liabilities
Deposits:
Noninterest-bearing demand	$2,778,728	$2,594,635
Interest-bearing demand and savings	4,278,388	3,657,651
Time deposits under $100,000	710,991	781,196
Time deposits of $100,000 or more	833,708	856,707

Total deposits	8,601,815	7,890,189

Federal funds and repurchase agreements	1,432,179	1,146,676
Short-term debt	27,847	20,336
Long-term debt	9,040	32,358
Accrued expenses and taxes	148,927	119,659
Other liabilities	30,053	12,650

Total liabilities	10,249,861	9,221,868

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	716,278	711,373
Retained earnings	612,265	546,370
Accumulated other comprehensive income	67,399	56,324
Treasury stock	(360,819)	(355,496)

Total shareholders' equity	1,090,180	1,013,628

Total liabilities and shareholders' equity	$11,340,041	$10,235,496

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2010	2009	2010	2009

Loans	$ 56,581	$54,478	$166,013	$160,813
Securities:
Taxable interest	22,026	25,455	68,301	80,395
Tax-exempt interest	7,330	7,554	21,675	21,742

Total securities income	29,356	33,009	89,976	102,137
Federal funds and resell agreements	29	48	137	229
Interest-bearing due from banks	749	1,181	3,099	2,965
Trading securities	176	210	500	570

Total interest income	86,891	88,926	259,725	266,714

Interest Expense
Deposits	7,900	12,223	25,985	38,656
Federal funds and repurchase agreements	525	446	1,473	1,643
Long-term debt	83	361	441	1,138

Total interest expense	8,508	13,030	27,899	41,437

Net interest income	78,383	75,896	231,826	225,277
Provision for loan losses	7,700	8,300	24,110	20,600

Net interest income after provision for loan losses	70,683	67,596	207,716	204,677

Noninterest Income
Trust and securities processing	39,843	32,630	114,029	86,164
Trading and investment banking	7,897	6,787	20,454	20,625
Service charges on deposits	19,431	20,598	60,114	62,527
Insurance fees and commissions	1,554	1,255	4,540	3,710
Brokerage fees	1,746	1,629	4,679	5,493
Bankcard fees	14,555	11,671	40,554	33,760
Gains on sale of securities available for sale, net	752	3,306	7,270	5,198
Other	4,306	2,642	13,950	9,273

Total noninterest income	90,084	80,518	265,590	226,750

Noninterest Expense
Salaries and employee benefits	69,044	60,193	194,849	177,786
Occupancy, net	9,162	8,982	27,007	25,698
Equipment	11,122	11,187	33,205	36,181
Supplies and services	4,822	4,787	14,209	15,734
Marketing and business development	4,426	4,036	12,561	11,397
Processing fees	11,570	9,659	33,812	24,803
Legal and consulting	4,108	2,763	8,500	6,954
Bankcard	4,292	3,615	11,842	10,498
Amortization of other intangibles	3,150	1,847	7,684	4,318
Regulatory fees	3,219	3,036	9,974	12,672
Other	5,720	5,152	20,470	14,738

Total noninterest expense	130,635	115,257	374,113	340,779

Income before income taxes	30,132	32,857	99,193	90,648
Income tax provision	7,359	8,859	27,223	25,022

Net income	$ 22,773	$23,998	$71,970	$65,626

Per Share Data
Net income - basic	$ 0.57	$0.60	$1.80	$1.62
Net income - diluted	0.57	0.59	1.78	1.61
Dividends	0.185	0.175	0.555	0.525
Weighted average shares outstanding	40,081,108	40,240,293	40,083,419	40,402,992

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	65,626	-	-	65,626
Change in unrealized gains on
securities	-	-	-	15,219	-	15,219

Total comprehensive income						80,845
Cash dividends ($0.525 per share)	-	-	(21,329)	-	-	(21,329)
Purchase of treasury stock	-	-	-	-	(26,331)	(26,331)
Issuance of equity awards	-	(1,263)	-	-	1,395	132
Recognition of equity based
compensation	-	3,948	-	-	-	3,948
Net tax benefit related to equity
compensation plans	-	187	-	-	-	187
Sale of treasury stock	-	314	-	-	159	473
Exercise of stock options	-	375	-	-	517	892

Balance – September 30,2009	$55,057	$711,373	$546,370	$56,324	$(355,496)	$1,013,628

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	71,970	-	-	71,970
Change in unrealized gains on
securities	-	-	-	26,945	-	26,945

Total comprehensive income						98,915
Cash dividends ($0.555 per share)	-	-	(22,453)	-	-	(22,453)
Purchase of treasury stock	-	-	-	-	(7,554)	(7,554)
Issuance of equity awards	-	(1,617)	-	-	1,742	125
Recognition of equity based
compensation	-	4,398	-	-	-	4,398
Net tax benefit related to equity
compensation plans	-	155	-	-	-	155
Sale of treasury stock	-	333	-	-	188	521
Exercise of stock options	-	235	-	-	287	522

Balance – September 30, 2010	$55,057	$716,278	$612,265	$67,399	$(360,819)	$1,090,180

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended September 30,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,569,900	4.92%	$4,354,961	4.97%
Securities:
Taxable	4,044,955	2.16	3,175,441	3.18
Tax-exempt	1,089,222	4.14	984,534	4.73

Total securities	5,134,177	2.58	4,159,975	3.55
Federal funds and resell agreements	23,462	0.49	40,057	0.48
Interest-bearing due from banks	365,481	0.81	473,868	0.99
Trading securities	41,197	1.79	37,250	2.47

Total earning assets	10,134,217	3.56	9,066,111	4.08
Allowance for loan losses	(70,385)		(57,957)
Other assets	938,083		839,486

Total assets	$11,001,915		$9,847,640

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,574,615	0.56%	$5,171,736	0.94%
Federal funds and repurchase agreements	1,459,219	0.14	1,184,647	0.15
Borrowed funds	36,635	0.90	50,285	2.85

Total interest-bearing liabilities	7,070,469	0.48	6,406,668	0.81
Noninterest-bearing demand deposits	2,711,061		2,297,832
Other liabilities	133,474		133,028
Shareholders' equity	1,086,911		1,010,112

Total liabilities and shareholders' equity	$11,001,915		$9,847,640

Net interest spread		3.08%		3.27%
Net interest margin		3.23		3.51

		Nine Months Ended September 30,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,451,687	4.99%	$4,400,316	4.89%
Securities:
Taxable	3,897,936	2.34	3,361,316	3.20
Tax-exempt	1,016,550	4.42	911,449	4.96

Total securities	4,914,486	2.77	4,272,765	3.57
Federal funds and resell agreements	51,568	0.36	57,322	0.53
Interest-bearing due from banks	619,288	0.67	473,040	0.84
Trading securities	39,281	1.83	33,239	2.56

Total earning assets	10,076,310	3.61	9,236,682	4.04
Allowance for loan losses	(67,809)		(55,651)
Other assets	946,802		849,803

Total assets	$10,955,303		$10,030,834

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,583,440	0.62%	$5,172,665	1.00%
Federal funds and repurchase agreements	1,398,633	0.14	1,364,476	0.16
Borrowed funds	43,463	1.36	52,502	2.90

Total interest-bearing liabilities	7,025,536	0.53	6,589,643	0.84
Noninterest-bearing demand deposits	2,743,050		2,333,091
Other liabilities	128,129		108,397
Shareholders' equity	1,058,588		999,703

Total liabilities and shareholders' equity	$ 10,955,303		$10,030,834

Net interest spread		3.08%		3.20%
Net interest margin		3.24		3.44

THIRD QUARTER 2010
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2010	2009

Net interest income	$231,826	$225,277
Provision for loan losses	24,110	20,600
Noninterest income	265,590	226,750
Noninterest expense	374,113	340,779
Income before income taxes	99,193	90,648
Net income	71,970	65,626
Net income per share - Basic	1.80	1.62
Net income per share - Diluted	1.78	1.61
Return on average assets	0.88%	0.87%
Return on average equity	9.09%	8.78%

Three Months Ended September 30

Net interest income	$78,383	$75,896
Provision for loan losses	7,700	8,300
Noninterest income	90,084	80,518
Noninterest expense	130,635	115,257
Income before income taxes	30,132	32,857
Net income	22,773	23,998
Net income per share - Basic	0.57	0.60
Net income per share - Diluted	0.57	0.59
Return on average assets	0.82%	0.97%
Return on average equity	8.31%	9.43%

At September 30

Assets	$11,340,041	$10,235,496
Loans, net of unearned interest	4,583,562	4,314,977
Securities	5,181,441	4,502,596
Deposits	8,601,815	7,890,189
Shareholders' equity	1,090,180	1,013,628
Book value per share	26.98	25.08
Market price per share	35.51	40.44
Equity to assets	9.61%	9.90%
Allowance for loan losses	$72,719	$58,812
As a % of loans	1.59%	1.36%
Nonaccrual and restructured loans	$25,022	$22,392
As a % of loans	0.55%	0.52%
Loans over 90 days past due	$7,454	$5,624
As a % of loans	0.16%	0.13%
Other real estate owned	$5,714	$4,666
Net loan charge-offs quarter-to-date	$5,099	$4,596
As a % of average loans	0.45%	0.42%
Net loan charge-offs year-to-date	$15,530	$14,085
As a % of average loans	0.47%	0.43%

Common shares outstanding	40,410,612	40,409,389

Average Balances
Nine Months Ended September 30

Assets	$10,955,303	$10,030,834
Loans, net of unearned interest	4,451,687	4,400,316
Securities	4,953,767	4,272,765
Deposits	8,326,490	7,505,756
Shareholders' equity	1,058,588	999,703

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		September 30, 2010
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 9,495,895	$3,739,643 $	7,301,792 $	696,762

Colorado

UMB Bank Colorado, n. a.	1,091,443	543,117	913,743	142,953

Kansas

UMB National Bank of America	623,573	220,020	421,622	58,369

Arizona

UMB Bank Arizona, n. a.	105,777	90,529	45,926	11,307

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investment Advisors, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC